Exhibit 99.1

Innoviva Reports Strong Second Quarter 2017 Financial Results

•                  Royalties earned up 73% and net income up 141% compared to second quarter of 2016

•                  Management to host a conference call and webcast today at 5:00 p.m. eastern time.

BRISBANE, Calif., July 26, 2017 — Innoviva, Inc. (NASDAQ: INVA) (the Company) today reported financial results for the second quarter of 2017. Gross royalties earned on net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® from Glaxo Group Limited (GSK) during the second quarter of 2017 were $61.8 million, up 73% from $35.7 million in the second quarter of 2016.

Income from operations for the second quarter of 2017 was $47.8 million (including $4.3 million in proxy contest and litigation costs), compared with $25.9 million for the same period in 2016.  Adjusted EBITDA rose 58% to $53.8 million for the second quarter of 2017, from $34.1 million in the second quarter of 2016.

Net cash and cash equivalents, short-term investments and marketable securities totaled $135.6 million as of June 30, 2017, net of the $50 million prepayment on the Company’s non-recourse royalty notes due 2029 (the 2029 Notes) made in May 2017. Royalties receivable from GSK totaled $61.8 million at June 30, 2017.

“We are very pleased with the continued strong commercial performance of RELVAR/BREO ELLIPTA and ANORO ELLIPTA with both products posting record sales during the second quarter of 2017,” said Michael W. Aguiar, President and Chief Executive Officer of Innoviva. “According to IMS, BREO and ANORO gained 5.2% and 3.6%, respectively, in TRx market share in the U.S. since the beginning of 2017 to reach record highs of 17.4% and 13.5%, respectively, for the week ended July 14, 2017.  As we’ve stated previously, TRx market share remains our primary analytical measure of commercial progress and we are pleased with both products’ recent performance.”

Recent Highlights

•                  GSK Net Sales:

•                  Second quarter 2017 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $364.3 million, up 74% from $ 209.9 million in the second quarter of 2016, with $232.4 million in net sales from the U.S. market and $131.9 million from non-U.S. markets.

•                  Second quarter 2017 net sales of ANORO® ELLIPTA® by GSK were $110.0 million, up 69% from $65.0 million in the second quarter of 2016, with $75.5 million of sales from the U.S. market and $34.5 million from non-U.S. markets.

•                  Capital Returns:

•                  Early redemption payment of $50 million on the 2029 Notes made on May 15, 2017.

•                  Product Updates:

•                  Announced in May 2017 that Relvar Ellipta significantly improved asthma control in Salford Lung Study patients compared to their usual care.

Additional Financial Results for the Second Quarter of 2017

Total net revenue for the second quarter of 2017 was $58.6 million, compared with $32.5 million in the second quarter of 2016. Gross royalty revenues for the second quarter of 2017 included royalties of $54.6 million from global net sales of RELVAR®/BREO® ELLIPTA® and royalties of $7.2 million from global net sales of ANORO® ELLIPTA®.

Total operating expenses for the second quarter of 2017 were $10.7 million compared with $6.6 million in the second quarter of 2016, an increase of $4.1 million.  The entire increase during the second quarter was due to $4.3 million of proxy contest and associated litigation costs.

Net income in the second quarter of 2017 was $35.1 million, or $0.33 basic earnings per share, compared with a net income of $14.6 million, or $0.13 basic earnings per share, in the second quarter of 2016. Adjusted earnings per share for the second quarter of 2017 totaled $0.35 per share, compared with $0.17 per share in the second quarter of 2016.

Conference Call and Webcast Information

To participate in the live call, dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers, and enter Conference ID: 54997412. A live webcast of the call will be available at: http://edge.media-server.com/m/p/67zqjqfo or from the investor relations section of the Company website at www.inva.com and will be archived for 30 days. A telephone replay of the call will be available for seven days, through August 2, 2017 by dialing (404) 537-3406 and entering Conference ID: 54997412.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and adjusted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Innoviva believes that the non-GAAP financial information provided in this release can assist investors, research analysts and others in understanding and assessing Innoviva’s on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA and adjusted earnings per share are used as supplemental financial operating measures by Innoviva’s management and frequently discussed with external users of its financial statements.

Adjusted EBITDA is determined by taking GAAP net income and adding back interest expense (income), taxes, stock-based compensation expense, write off of debt issuance costs, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company’s ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company’s annual performance review process. Innoviva’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted earnings per share is determined by taking Adjusted net income and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Adjusted net income is determined by taking GAAP net income and adding back stock-based compensation expense, write off of debt issuance costs, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted earnings per share provides useful information about the Company’s core operating performance, and enhances the overall understanding of the Company’s past financial performance and its prospects for the future. Innoviva’s method of computing adjusted earnings per share may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA, adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute to net income, income from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for COPD.  For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including expected cost savings. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings, lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, to be filed with the SEC in the third quarter of 2017. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

Eric d’Esparbes
Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue:
Royalty revenue from a related party, net	$58,341	$32,251	$98,612	$56,206
Revenue from collaborative arrangements from a related party	221	221	442	442
Total revenue (1)	58,562	32,472	99,054	56,648

Operating expenses:
Research and development (2)	348	370	702	762
General and administrative (2)	6,077	6,225	12,635	12,477
General and administrative - proxy contest and litigation costs	4,307	—	8,544	—
Total operating expenses	10,732	6,595	21,881	13,239

Income from operations	47,830	25,877	77,173	43,409

Other income (expense), net	(786)	1,719	(739)	1,687
Interest income	306	157	542	249
Interest expense	(12,204)	(13,156)	(24,985)	(26,313)
Net income	$35,146	$14,597	$51,991	$19,032

Basic earnings per share	$0.33	$0.13	$0.48	$0.17
Diluted earnings per share	$0.30	$0.13	$0.46	$0.17

Shares used in computing basic earnings per share	107,614	111,359	107,468	112,005
Shares used in computing diluted earnings per share	120,463	124,316	120,317	112,531

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Royalties from a related party	$61,797	$35,707	$105,524	$63,118
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)	(6,912)	(6,912)
Royalty revenue	58,341	32,251	98,612	56,206
Strategic alliance - MABA program	221	221	442	442
Total revenue from a related party	$58,562	$32,472	$99,054	$56,648

(2) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Research and development	$175	$172	$353	$347
General and administrative	2,252	2,669	4,581	4,358
Total stock-based compensation	$2,427	$2,841	$4,934	$4,705

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$135,626	$150,433
Other current assets	62,438	47,613
Property and equipment, net	289	368
Capitalized fees paid to a related party, net	173,633	180,545
Other assets	37	37
Total assets	$372,023	$378,996

Liabilities and stockholders’ deficit
Other current liabilities	$3,940	$3,584
Accrued interest payable	7,103	7,828
Deferred revenue	2,657	3,099
Convertible subordinated notes, net	237,858	237,597
Non-recourse notes payable, net	416,035	478,496
Other long-term liabilities	1,159	1,383

Stockholders’ deficit	(296,729)	(352,991)
Total liabilities and stockholders’ deficit	$372,023	$378,996

(1) The selected consolidated balance sheet amounts at December 31, 2016 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Six Months Ended
	June 30,
	2017	2016
	(unaudited)
Net cash provided by operating activities	$50,400	$19,710
Net cash provided by (used in) investing activities	24,418	(12,805)
Net cash used in financing activities	(65,200)	(53,140)

INNOVIVA, INC.

Reconciliation of Non-GAAP Financial Measures to GAAP

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Reconciliation from GAAP net income to adjusted EBITDA:
GAAP net income	$35,146	$14,597	$51,991	$19,032
Non-GAAP adjustments:
Interest expense (income), net	11,898	12,999	24,443	26,064
Stock-based compensation	2,427	2,841	4,934	4,705
Write off of debt issuance costs	830	154	830	154
Depreciation	39	27	79	55
Amortization of capitalized fees paid to a related party	3,456	3,456	6,912	6,912

Adjusted EBITDA	$53,796	$34,074	$89,189	$56,922

INNOVIVA, INC.

Reconciliation of Non-GAAP Financial Measures to GAAP

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Reconciliation from GAAP net income to adjusted net income for computing adjusted earnings per share:
GAAP net income	$35,146	$14,597	$51,991	$19,032
Non-GAAP adjustments:
Stock-based compensation	2,427	2,841	4,934	4,705
Write off of debt issuance costs	830	154	830	154
Depreciation	39	27	79	55
Amortization of capitalized fees paid to a related party	3,456	3,456	6,912	6,912

Adjusted net income	$41,898	$21,075	$64,746	$30,858

Adjusted earnings per share	$0.35	$0.17	$0.54	$0.27

Shares used in computing diluted earnings per share	120,463	124,316	120,317	112,531